As filed with the Securities and Exchange Commission on March 12, 2008
Registration No. 333-148687

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1033443

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2630 South Harbor Boulevard
Santa Ana, California 92704
(714) 327-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kenton K. Alder
Chief Executive Officer
TTM Technologies, Inc.
2630 South Harbor Boulevard
Santa Ana, California 92704
(714) 327-3000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Michael L. Kaplan, Esq.
Jessica Hately, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Telephone: (602) 445-8000
Facsimile: (602) 445-8100

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE
     TTM Technologies, Inc. has prepared this Amendment No. 1 for the purpose of filing with the Securities and Exchange Commission Exhibits 4.2 and 5.1 to the Registration Statement and to revise the Exhibit list in Part II. Amendment No. 1 does not modify any provision of the Prospectus included in the Registration Statement. Accordingly, the Prospectus has not been included.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses payable by us in connection with the offering described herein. All of the amounts shown are estimates except for the SEC registration fee:

	Amount to be Paid

SEC Registration Fee	$7,860
Accountants’ Fees and Expenses	25,000	*
Legal Fees and Expenses	$50,000	*
Printing and Engraving Expenses	$25,000	*
Trustee Fees and Expenses	$10,000	*
Miscellaneous Expenses	$10,000	*
Total	$127,860	*

*	Estimated pursuant to Rule 511 of Regulation S-K.
Item 15. Indemnification of Directors and Officers.
     Our certificate of incorporation eliminates the personal liability of our directors to our company and its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as it may be amended after the date of this offering memorandum. Our certificate of incorporation also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of a director will be so eliminated or limited to the fullest extent permitted by the amended law, without further stockholder action. In addition, our certificate of incorporation provides that any future repeal or amendment of its terms will not adversely affect any rights of directors existing under the certificate of incorporation with respect to acts or omissions occurring prior to such repeal or amendment. We have also entered into indemnification agreements with our directors and executive officers.
     Under Delaware law as in effect on the date of this registration statement, our directors remain liable for the following:
•	any breach of their duty of loyalty to our company and its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any transaction from which a director derives an improper personal benefit; and

•
any unlawful distributions, under a provision of the Delaware General Corporation Law that makes directors personally liable and that expressly sets forth a negligence standard with respect to such liability.

The provisions in our certificate of incorporation that eliminate liability as described above will apply to our officers if they are also directors of our company and are acting in their capacity as directors and will not apply to our officers who are not directors or who are not acting in their capacity as directors.
Indemnification
     The Delaware General Corporation Law contains provisions permitting and, in some situations, requiring Delaware corporations to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. In addition, we have adopted provisions in our certificate of incorporation and amended and restated bylaws and entered into indemnification agreements that require us to indemnify the directors, executive officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification includes advancement of reasonable expenses in certain circumstances.
     The Delaware General Corporation Law permits indemnification of a director of a Delaware corporation, in the case of a third-party action, if the director
•	conducted himself or herself in good faith,

•	reasonably believed that
•	his or her conduct was in, or not opposed to, the corporation’s best interests, or

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
     The Delaware General Corporation Law further provides for mandatory indemnification of directors and officers who are wholly successful on the merits or otherwise in litigation. The Delaware General Corporation Law limits the indemnification that a corporation may provide to its directors in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his or her improper receipt of a personal benefit.
Indemnification for Securities Act liabilities
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits

Exhibit
Number	Exhibits
2.1	Form of Plan of Reorganization (1)
2.2	Agreement and Plan of Merger dated as of June 24, 2005 (2)
2.3	Stock and Asset Purchase Agreement by and among Tyco Printed Circuit Group LP, Tyco Electronics Corporation, Raychem International, Tyco Kappa Limited, Tyco Electronics Logistics AG, and TTM (Ozarks) Acquisition, Inc. dated as of August 1, 2006 (3)
3.1	Registrant’s Certificate of Incorporation (2)
3.2	Registrant’s Amended and Restated Bylaws (4)
4.1	Form of Registrant’s common stock certificate (2)
4.2	Form of Indenture
5.1	Form of Opinion of Greenberg Traurig, LLP
10.1	UBS Credit Agreement (5)
10.2	Employment Agreement dated as of December 31, 2005 between the Registrant and Kenton K. Alder. (6)
10.3	Form of Executive Change in Control Severance Agreement and schedule of agreements entered into on December 1, 2005. (6)
10.4	Employment Agreement dated as of December 1, 2006 between the Registrant and Douglas L. Soder (7)
10.5	Form of Severance Agreement and schedule of agreements entered into on December 1, 2006.(7)
10.6	2006 Incentive Compensation Plan.(7)
10.7	Form of Stock Option Agreement (7)
10.8	Form of Restricted Stock Unit Award Agreement (7)

Exhibit
Number	Exhibits
10.9	Form of Indemnification Agreement with directors (1)
10.10	Statutory Warranty Deeds for Redmond Facility(1)
21.1	Subsidiaries of the Registrant (7)
23.1	Consent of KPMG LLP, independent registered public accounting firm*
25.1	Form T-1**

(1)	Incorporated by reference to the Registration Statement on Form S-1 (Registration No. 333-39906) declared effective September 20, 2000.

(2)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2005.

(3)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Commission on August 4, 2006.

(4)	Incorporated by reference to the Registrant’s Form 8-K as filed with the Commission on November 14, 2007.

(5)	Incorporated by reference to the Registrant’s Form 10-K as filed with the Commission on November 2, 2006.

(6)	Incorporated by reference to the Registrant’s Form 10-K as filed with the Commission on March 14, 2006.

(7)	Incorporated by reference to the Registrant’s Form 10-K as filed with the Commission on March 16, 2007.

*	Previously filed.

**	To be filed by amendment.
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) If the registrant is relying on Rule 430B:
                    (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:
          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on this 12th day of March, 2008.

TTM TECHNOLOGIES, INC.
By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

Name	Title	Date

/s/ Kenton K. Alder * Kenton K. Alder	President, Chief Executive Officer (Principal Executive Officer), and Director	March 12, 2008

/s/ Steven W. Richards Steven W. Richards	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 12, 2008

/s/ Robert E. Klatell * Robert E. Klatell	Chairman of the Board	March 12, 2008

/s/ Thomas T. Edman * Thomas T. Edman	Director	March 12, 2008

/s/ James K. Bass * James K. Bass	Director	March 12, 2008

Signature	Capacity	Date

Name	Title	Date

/s/ Richard P. Beck* Richard P. Beck	Director	March 12, 2008

/s/ John G. Mayer* John G. Mayer	Director	March 12, 2008

* By: /s/ Steven W. Richards Steven W. Richards, Attorney-in-Fact